Ex 99.1

PTC Announces First fiscal Quarter 2023 Results

Raising Cash Flow Guidance and Narrowing Constant Currency ARR Guidance Range for FY’23

BOSTON, MA, February 1, 2023 - PTC (NASDAQ: PTC) today reported financial results for its first fiscal quarter ended December 31, 2022.

“In our first fiscal quarter, we again delivered strong ARR and cash flow results that exceeded our guidance ranges. We reported ARR growth of 11%, organic ARR growth of 10%, and organic constant currency ARR growth of 14%. The Codebeamer™ business, which we acquired in Q3’22, added an additional point of ARR growth, taking constant currency ARR growth to 15%. In Q1, our cash from operations was $181 million, up 31% year over year, and our free cash flow was $172 million, up 28% year over year,” said James Heppelmann, President and CEO, PTC.

“Our product portfolio, now increasingly differentiated with the acquisition of ServiceMax, and our industry-leading SaaS capabilities align well to the manufacturing industry’s push for digital transformation. Despite uncertain macroeconomic conditions, the resiliency of our business due to our subscription model and our strong market position, coupled with solid execution and prudent financial management, position PTC for continued solid financial performance in fiscal 2023,” concluded Heppelmann.

First Quarter 2023 Highlights

Key operating and financial highlights are set forth below. For additional details, please refer to the Q1’23 earnings presentation and financial data tables that have been posted to the Investor Relations section of our website at investor.ptc.com. The definitions of our operating and non-GAAP financial measures and reconciliations of non-GAAP financial measures to comparable GAAP measures are included below and in the reconciliation tables at the end of this press release.

$ In millions	Q1’23	Q1'22	YoY Change	Q1’23 Guidance
ARR as reported	$1,663	$1,496	11%
ARR at constant currency	$1,603	$1,389	15%	$1,580 - $1,600
Organic ARR as reported	$1,645	$1,496	10%
Organic ARR at constant currency	$1,586	$1,389	14%
Cash from operations	$181	$138	31%	~$170
Free cash flow	$172	$134	28%	~$165
Revenue[1]	$466	$458	2%
Operating margin[1]	23%	14%	900 bps
Non-GAAP operating margin[1]	36%	35%	100 bps
Earnings per share[1]	$0.63	$0.39[2]	63%
Non-GAAP earnings per share[1]	$0.99	$0.95	4%
Total cash and cash equivalents	$388	$296	31%
Gross debt	$1,359	$1,450	-6%

1 In Q1’23, revenue was up 9% year over year, on a constant currency basis. Revenue and, as a result, operating margin, operating profit, and earnings per share are impacted by revenue recognition under ASC 606.

2 In Q1’22, earnings per share included a $0.29 impact related to restructuring, partially offset by a $0.08 benefit related to a gain on an investment.

Reconciliation of Q1’23 Cash from Operations to Free Cash Flow

In millions	Q1’23	Q1’23 Guidance
Cash from Operations	$181	~$170
Capital expenditures	($9)	(~$5)
Free Cash Flow	$172	~$165

Fiscal 2023 and Q2’23 Guidance

“Q1 was a solid start to the year, driven by the resilience of our business model, our consistent execution, operational discipline and the actions we have taken to align our investments with our growth opportunities. While we saw incremental signs of a softening economy in Q1, we believe we have set our financial guidance appropriately, balancing our momentum and forecast with macroeconomic uncertainties. Based on our performance in Q1’23 and forecast for FY’23, we are raising our cash flow guidance and narrowing the ARR guidance range we presented at our investor day in November 2022, which includes the ServiceMax acquisition,” said Kristian Talvitie, EVP and CFO, PTC.

In millions except percentages (all figures include ServiceMax)	FY’23 Previous Guidance[1]	FY’23 YoY Growth Guidance	FY’23 Guidance	Q2’23 Guidance
ARR at Constant Currency	$1,905 - $1,965	22% - 25%	$1,910 - $1,960	$1,790 - $1,810
Cash from Operations	~$585	~37%	~$595	~$205
Free Cash Flow	~$565	~38%	~$575	~$200
Revenue	$2,050 - $2,130	7% - 11%	$2,070 - $2,150

1 Previous guidance, including ServiceMax, from November 17, 2022 Investor Day presentation, slide 50

Reconciliation of Cash from Operations Guidance to Free Cash Flow Guidance

In millions (all figures include ServiceMax)	FY'23 Previous Guidance	FY’23 Guidance	Q2'23 Guidance
Cash from Operations	~$585	~$595	~$205
Capital expenditures	(~$20)	(~$20)	(~$5)
Free Cash Flow	~$565	~$575	~$200

Our FY’23 and Q2’23 financial guidance includes the assumptions below:

•
We provide ARR guidance on a constant currency basis, using our FY’23 Plan foreign exchange rates (rates as of September 30, 2022) for all periods. Foreign exchange fluctuations during Q1’23 had a favorable impact on our Q1’23 reported ARR, compared to our Q1’23 constant currency ARR. Using foreign exchange rates as of the end of Q1’23 and assuming the midpoint of our constant currency guidance ranges:
o
Q2’23 reported ARR would be higher by approximately $62 million, compared to Q2’23 constant currency ARR
o
FY’23 reported ARR would be higher by approximately $67 million, compared to FY’23 constant currency ARR
•
We expect FY’23 organic churn to be ~5.5%, in line with FY’22.
•
For cash flow, due to invoicing seasonality, and consistent with the past 2 years, we expect the majority of our collections to occur in the first half of our fiscal year and for Q4’23 to be our lowest cash flow generation quarter.
•
Our GAAP P&L expectations, including our GAAP tax rate, do not include the impact of ServiceMax purchase accounting as the valuation of the acquired assets and liabilities has not been completed. The purchase accounting will include valuing acquired assets and liabilities and is expected to have a material impact on our financial statements.
•
Compared to FY’22, at the mid-point of FY’23 ARR guidance, FY’23 GAAP operating expenses, excluding the impact of ServiceMax purchase accounting, are expected to increase approximately 6% to 7%, and FY’23 non-GAAP operating expenses are expected to increase approximately 10% to 11%, primarily due to the acquisition of ServiceMax and foreign exchange rate fluctuations.
•
FY’23 GAAP P&L results, excluding the impact of ServiceMax purchase accounting, are expected to include the items below, totaling $253 million to $268 million, as well as their related tax effects:
o
$180 million to $195 million of stock-based compensation expense, with the increase from our previous assumption of $165 million to $180 million primarily due to the acquisition of ServiceMax
o
$57 million of intangible asset amortization expense
o
$16 million of acquisition and transaction-related expense
•
Our FY’23 GAAP tax rate, excluding the impact of ServiceMax purchase accounting, is expected to be approximately 22%. Our FY’23 non-GAAP tax rate is expected to be approximately 22%.
•
FY’23 capital expenditures are expected to be approximately $20 million.
•
Our long-term goal, assuming our Debt/EBITDA ratio is below 3x, is to return approximately 50% of our free cash flow to shareholders via share repurchases, while also taking into consideration the interest rate environment and strategic opportunities. Given the current interest rate environment, we expect to prioritize paying down our debt in FY’23 and FY’24.

PTC’s Fiscal First Quarter Results Conference Call

The Company will host a conference call to discuss results at 5:00 pm ET on Wednesday, February 1, 2023. To participate in the live conference call, dial (888) 330-2508 or (240) 789-2735 and provide the passcode 7328695, or log in to the webcast, available on PTC’s Investor Relations website. A replay will also be available.

Important Information About Our Operating and Non-GAAP Financial Measures

Non-GAAP Financial Measures

PTC provides supplemental non-GAAP financial measures to its financial results. We use these non-GAAP financial measures, and we believe that they assist our investors, to make period-to-period comparisons of our operating performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. These non-GAAP financial measures should not be construed as an alternative to GAAP results as the items excluded from the non-GAAP financial measures often have a material impact on our operating results, certain of those items are recurring, and others often recur. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results.

Non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: stock-based compensation; amortization of acquired intangible assets; acquisition and transaction-related charges included in general and administrative expenses; restructuring and other charges, net; certain non-operating charges and credits; and income tax adjustments. Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in “Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

Free Cash Flow: PTC provides information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goals and intent to return approximately 50% of our free cash flow to shareholders via stock repurchases. Free cash flow is cash provided by (used in) operations net of capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures.

Constant Currency (CC): We present CC information to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency rate fluctuations. To present CC information, FY’23 and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the foreign exchange rate as of September 30, 2022, rather than the actual exchange rates in effect during that period. All discussion of FY’23 and comparative prior period ARR results (including FY’22 baseline amounts) are reflected using the foreign exchange rates as of September 30, 2022.

Operating Measures

ARR: We provide an ARR (Annual Run Rate) operating measure to help investors understand and assess the performance of our business as a SaaS and on-premises subscription company. ARR represents the annualized value of our portfolio of active subscription software, cloud, SaaS, and support contracts as of the end of the reporting period. We believe ARR is a valuable operating metric to measure the health of a subscription business because it captures expected subscription and support cash generation from customers

Organic Constant Currency ARR: We provide an organic constant currency ARR measure to help investors understand and assess the performance of our business without the distorting effects of ARR from acquisitions in the comparative period and foreign exchange rate fluctuations.

Because our ARR measures represent the annualized value of customer contracts as of a point in time, they do not represent revenue for any particular period or remaining revenue that will be recognized in future periods.

Churn: We provide a churn measure to enable investors to understand and assess our customer contract retention. Churn represents the difference between the ARR amount for all subscription software, cloud, SaaS, and support contracts ended within a reporting period and the ARR of renewal contracts started within a reporting period as of the end of the reporting period.

Forward-Looking Statements

Statements in this press release that are not historic facts, including statements about our future financial and growth expectations and targets, the expected effect of the ServiceMax acquisition on our business and future results, and potential stock repurchases, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may deteriorate sooner or to a greater extent than we expect due to, among other factors, the effects of the COVID-19 pandemic, including supply chain disruptions, increasing interest rates and inflation, volatile foreign exchange rates and the relative strength of the U.S. dollar, and the effects of the Russia/Ukraine conflict, including the effect on energy supplies to Europe, any of which could cause customers to delay or reduce purchases of new software, reduce the number of subscriptions they carry, or delay payments to us, which would adversely affect ARR and/or our financial results, including cash flow; our businesses, including our ServiceMax and SaaS businesses, may not expand and/or generate the revenue, cash flow, or ARR we expect if customers are slower to adopt those technologies than we expect or if they adopt competing technologies; our strategic initiatives and investments, including our accelerated investments in our transition to SaaS and the acquisition of ServiceMax, may not deliver the results when or as we expect; we may be unable to integrate the ServiceMax technology when or as we expect; we may be unable to generate sufficient operating cash flow to return 50% of free cash flow to shareholders, and other uses of cash or our credit facility limits could preclude such repurchases; and foreign exchange rates may differ materially from those we expect. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses, and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

About PTC (NASDAQ: PTC)

PTC enables global manufacturers to realize double-digit impact with software solutions that enable them to accelerate product and service innovation, improve operational efficiency, and increase workforce productivity. In combination with an extensive partner network, PTC provides customers flexibility in how its technology can be deployed to drive digital transformation – on premises, in the cloud, or via its pure SaaS platform. At PTC, we don't just imagine a better world, we enable it.

PTC.com @PTC Blogs

PTC Investor Relations Contact

Matt Shimao
SVP, Investor Relations

mshimao@ptc.com

investor@ptc.com

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	December 31,	December 31,
	2022	2021

Revenue:
Recurring revenue	$417,110	$405,125
Perpetual license	13,244	8,468
Professional services	35,556	44,128
Total revenue (1)	465,910	457,721

Cost of revenue (2)	95,790	95,118

Gross margin	370,120	362,603

Operating expenses:
Sales and marketing (2)	118,383	125,476
Research and development (2)	88,177	80,534
General and administrative (2)	50,971	51,940
Amortization of acquired intangible assets	8,026	8,484
Restructuring and other charges (credits), net	(338)	33,991
Total operating expenses	265,219	300,425

Operating income	104,901	62,178
Other expense, net	(18,477)	(6,802)
Income before income taxes	86,424	55,376
Provision for income taxes	11,389	9,287
Net income	$75,035	$46,089

Earnings per share:
Basic	$0.64	$0.39
Weighted average shares outstanding	117,819	117,347

Diluted	$0.63	$0.39
Weighted average shares outstanding	118,788	118,598

(1) See supplemental financial data for revenue by license, support and cloud services, and professional services.
(2) See supplemental financial data for additional information about stock-based compensation.

PTC Inc.
SUPPLEMENTAL FINANCIAL DATA FOR REVENUE AND STOCK-BASED COMPENSATION
(in thousands, except per share data)

Revenue by license, support and cloud services, and professional services is as follows:
	Three Months Ended
	December 31,	December 31,
	2022	2021
License revenue (1)	$172,698	$169,108
Support and cloud services revenue	257,656	244,485
Professional services revenue	35,556	44,128
Total revenue	$465,910	$457,721

(1) License revenue includes the portion of subscription revenue allocated to license.

The amounts in the income statement include stock-based compensation as follows:

	Three Months Ended
	December 31,	December 31,
	2022	2021
Cost of revenue	$4,075	$5,972
Sales and marketing	12,196	13,081
Research and development	11,458	10,176
General and administrative	13,775	16,713
Total stock-based compensation	$41,504	$45,942

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	December 31,	December 31,
	2022	2021

GAAP gross margin	$370,120	$362,603
Stock-based compensation	4,075	5,972
Amortization of acquired intangible assets included in cost of revenue	6,142	6,493
Non-GAAP gross margin	$380,337	$375,068

GAAP operating income	$104,901	$62,178
Stock-based compensation	41,504	45,942
Amortization of acquired intangible assets	14,168	14,977
Acquisition and transaction-related charges	5,806	1,050
Restructuring and other charges (credits), net	(338)	33,991
Non-GAAP operating income (1)	$166,041	$158,138

GAAP net income	$75,035	$46,089
Stock-based compensation	41,504	45,942
Amortization of acquired intangible assets	14,168	14,977
Acquisition and transaction-related charges	5,806	1,050
Restructuring and other charges (credits), net	(338)	33,991
Non-operating charges (credits), net (2)	525	(9,766)
Income tax adjustments (3)	(18,733)	(19,225)
Non-GAAP net income	$117,967	$113,058

GAAP diluted earnings per share	$0.63	$0.39
Stock-based compensation	0.35	0.39
Amortization of acquired intangibles	0.12	0.13
Acquisition and transaction-related charges	0.05	0.01
Restructuring and other charges (credits), net	(0.00)	0.29
Non-operating charges (credits)	0.00	(0.08)
Income tax adjustments	(0.16)	(0.16)
Non-GAAP diluted earnings per share	$0.99	$0.95

(1) Operating margin impact of non-GAAP adjustments:
	Three Months Ended
	December 31,	December 31,
	2022	2021
GAAP operating margin	22.5%	13.6%
Stock-based compensation	8.9%	10.0%
Amortization of acquired intangibles	3.0%	3.3%
Acquisition and transaction-related charges	1.2%	0.2%
Restructuring and other charges (credits), net	(0.1)%	7.4%
Non-GAAP operating margin	35.6%	34.5%

(2) In Q1'23, we recognized a $0.5M financing charge for a debt commitment agreement associated with our anticipated acquisition of ServiceMax. In Q1'22, we recorded a $9.8 million gain on an investment in a publicly-traded company.

(3) Income tax adjustments reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	September 30,
	2022	2022

ASSETS

Cash and cash equivalents	$387,588	$272,182
Accounts receivable, net	562,036	636,556
Property and equipment, net	95,142	98,101
Goodwill and acquired intangible assets, net	2,762,426	2,736,372
Lease assets, net	148,637	137,780
Other assets	839,940	806,277

Total assets	$4,795,769	$4,687,268

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$516,033	$520,333
Debt, net of deferred issuance costs	1,351,171	1,350,628
Lease obligations	199,918	189,575
Other liabilities	328,098	330,698
Stockholders' equity	2,400,549	2,296,034

Total liabilities and stockholders' equity	$4,795,769	4,687,268

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	December 31,	December 31,
	2022	2021

Cash flows from operating activities:
Net income	$75,035	$46,089
Stock-based compensation	41,504	45,942
Depreciation and amortization	21,328	22,088
Amortization of right-of-use lease assets	8,054	8,860
Accounts receivable	105,512	57,316
Accounts payable and accruals	(9,850)	15,812
Deferred revenue	(19,635)	(13,696)
Income taxes	(16,836)	(8,328)
Other	(24,191)	(36,347)
Net cash provided by operating activities	180,921	137,736

Capital expenditures	(9,180)	(3,362)
Purchase of intangible assets	-	(450)
Repurchases of common stock	-	(119,739)
Payments of withholding taxes in connection with vesting of stock-based awards	(52,423)	(49,165)
Settlement of net investment hedges	(10,795)	6,473
Divestitures of businesses and assets, net	(154)	-
Credit facility origination costs	(1,350)	-
Other financing & investing activities	(217)	(239)
Foreign exchange impact on cash	8,616	(1,661)

Net change in cash, cash equivalents, and restricted cash	115,418	(30,407)
Cash, cash equivalents, and restricted cash, beginning of period	272,888	327,046
Cash, cash equivalents, and restricted cash, end of period	$388,306	$296,639

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands)

	Three Months Ended
	December 31,	December 31,
	2022	2021
Cash provided by operating activities (1)	$180,921	$137,736
Capital expenditures	(9,180)	(3,362)
Free cash flow (1)	$171,741	$134,374

(1) In Q1'23, we made $4.3 million of acquisition and transaction-related payments and $0.6 million of restructuring payments. In Q1'22, we made no acquisition and transaction-related payments and $10.5 million of restructuring payments. These payments are included within cash provided by operating activities and free cash flow.